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                                                                   Exhibit 10.11

                            CONFIDENTIALITY AGREEMENT

          CONFIDENTIALITY AGREEMENT (this "Agreement") dated as of
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between NEPHROS, INC., a Delaware corporation ("Nephros"), and
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                    (the "Recipient") (each a "Party", and collectively, the
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"Parties").

          WHEREAS Nephros expects to disclose to the Recipient confidential information about Nephros' business and technology, the Recipient agrees as follows:

          1. "Nephros Confidential Information" means, individually and collectively, any and all information, including, without limitation, information relating to the dialysis related equipment being developed by Nephros.

          2. Nephros shall disclose to Recipient only such Nephros Confidential Information as Nephros, at its sole discretion, considers necessary for Recipient to function in its defined role.

          3. The Recipient shall maintain Nephros Confidential Information received pursuant to this Agreement in confidence and not disclose the same to any third party. Recipient shall use Nephros Confidential Information exclusively for the purpose of its role at Nephros as defined, and for no other purpose. The foregoing obligation of confidentiality by Recipient shall not apply to any information with respect to which the Recipient can demonstrate by written records that:

               (1) such information was already in the Recipient's possession or control prior to the earlier of the date of (a) disclosure or (b) first interaction with Nephros (provided that such information is not subject to another contractual, legal or fiduciary obligation to Nephros or a third party); or

               (2) such information was on the date of its disclosure to Recipient in or thereafter enters the public domain other than as a result of disclosure by Recipient in breach of this Agreement; or

               (3) becomes available to the Recipient on a non-confidential basis from a source other than Nephros, provided that such source has the right to disclose such information and is not prohibited by a confidentiality agreement with or other contractual, legal or fiduciary obligation of nondisclosure to Nephros or to another third party.

          4. It is understood and agreed that any and all proprietary rights, including, but not limited to, patent rights, trademarks and other intellectual property or proprietary rights, in and to the Nephros Confidential Information disclosed by Nephros to the Recipient shall be and remain the exclusive property of Nephros. The Nephros Confidential Information will be disclosed to Recipient with the express understanding that neither Party will be obligated to enter into any further transaction or other agreement with the other party. In addition, nothing in this Agreement shall be construed as the granting of a license by Nephros to the Recipient.

          5. The Agreement set forth herein may be modified, amended or waived only by separate written agreement of each of the Parties expressly so modifying, amending or

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waiving such Agreement. The waiver by either Party of compliance with any provision of this Agreement by the other Party shall not operate or be construed as a waiver of such Party of a provision of this Agreement.

          6. The Recipient may not assign his rights or obligations hereunder. Nothing in this Agreement shall interfere with Nephros' ability to transfer or assign its rights under this Agreement.

          7. All obligations of the Parties under this Agreement shall terminate upon the fifth anniversary of the termination of business relationships between the Parties.

          8. This letter shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the conflict of law principles of such State to the extent that the laws of any other jurisdiction would be applicable in lieu thereof. The Parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the courts of the United States of America sitting in the City of New York. If such courts shall not have jurisdiction over the subject matter thereof, in the courts of the State of New York sitting therein, and each such party hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such Actions. Each Party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.

          9. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          IN WITNESS WHEREOF, the Recipient executes this Agreement as of the date first set forth above.

                                             RECIPIENT:


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                                             FOR NEPHROS:


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                                             Norman J. Barta
                                             Chief Financial Officer

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